UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2018

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or other jurisdiction of incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORWARD-LOOKING STATEMENTS

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K, as amended from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) changes in customer preferences or information technology systems; (12) effects of critical accounting policies and judgments; (13) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (14) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) ability to maintain favorable ratings from rating agencies; (16) failure of models or risk management systems or controls; (17) fluctuation of Fifth Third’s stock price; (18) ability to attract and retain key personnel; (19) ability to receive dividends from its subsidiaries; (20) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (21) declines in the value of Fifth Third’s goodwill or other intangible assets; (22) effects of accounting or financial results of one or more acquired entities; (23) loss of income from any sale or potential sale of businesses; (24) difficulties in separating the operations of any branches or other assets divested; (25) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (26) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (27) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (28) the acquisition of Worldpay Group Limited, formerly Worldpay Group plc by Worldpay, Inc., formerly Vantiv, Inc.; (29) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Worldpay, Inc.; and (30) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Copies of those filings are available at no cost on the SEC’s Web site at www.sec.gov or on our Web site at www.53.com. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 8, 2018, Fifth Third Bancorp (“Fifth Third”) entered into a new share repurchase agreement with Morgan Stanley & Co. LLC (“MSCO”) pursuant to which Fifth Third will purchase approximately $318 million of its outstanding common stock. This includes $283 million of repurchases that are part of Fifth Third’s 2017 CCAR Capital Plan, as well as an additional de minimis repurchase of $35 million. The Board of Governors of the Federal Reserve System did not object to the additional amount of share repurchases.

Fifth Third is repurchasing the shares of its common stock as part of its 100 million share repurchase program previously announced in a current report on Form 8-K filed on March 16, 2016.

Under the Master Confirmation dated as of July 29, 2015, supplemented by a Supplemental Confirmation dated February 8, 2018, (together, the “Repurchase Agreement”) between Fifth Third and MSCO, Fifth Third will pay $318 million to MSCO on February 12, 2018, and expects to receive a substantial majority of the shares underlying the Repurchase Agreement by February 12, 2018. The actual number of shares of Fifth Third common stock to be delivered by MSCO will be based generally on a discount to the average of the daily volume-weighted average NASDAQ prices of Fifth Third’s common stock during the term of the Repurchase Agreement. At settlement, MSCO may be obligated to deliver additional shares of Fifth Third’s common stock to Fifth Third, or Fifth Third may be obligated to make a delivery of common stock or a payment of cash to MSCO at Fifth Third’s election. Fifth Third expects the settlement of the transaction to occur on or before May 14, 2018.

The Repurchase Agreement is subject to certain customary adjustments and termination provisions. In addition, upon the occurrence of certain extraordinary events, MSCO is entitled to terminate the Repurchase Agreement, in which case Fifth Third may receive fewer shares of its common stock than expected.

The foregoing description of the Repurchase Agreement is a summary and is qualified in its entirety by the terms of the Repurchase Agreement, a copy of which will be filed as an exhibit to Fifth Third’s Form 10-K for the fiscal year ending December 31, 2017.

This new Repurchase Agreement is in addition to the one that Fifth Third entered into with MSCO on December 15, 2017 for $273 million, which is expected to settle on or before March 19, 2018.

MSCO and certain of its affiliates have performed, and in the future may perform, various financial advisory and other services for Fifth Third and Fifth Third’s affiliates for which they have received, and may in the future receive, customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP

(Registrant)

Date: February 9, 2018	/s/ JAMES C. LEONARD

James C. Leonard
Executive Vice President and Treasurer